Exhibit 99.1

PAVmed Provides Business Update and Reports Fourth Quarter and Full Year 2025 Financial Results

PAVmed strengthened its capital structure and relaunched its medical device portfolio under new leadership

Veris Health advanced strategic partnership with OSU and progressed implantable physiological monitor toward FDA submission

Lucid Diagnostics expanded EsoGuard healthcare system access and clinical evidence base

Conference call and webcast to be held today, March 30, at 8:30 AM EST

NEW YORK, March 30, 2026 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and reported financial results for the fourth quarter and year ended December 31, 2025.

Conference Call and Webcast

The webcast will take place on Monday, March 30, 2026, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“Over the past two years, we’ve undertaken a series of deliberate, systematic actions to fix PAVmed’s legacy capital structure and strengthen its balance sheet,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “This process is now complete and we believe PAVmed is exceptionally well positioned to execute on its founding mission — to operate as a high-growth diversified commercial life sciences company with multiple independently financed subsidiaries operating under a shared services model. Veris is now well underway in the commercial phase of its strategic engagement with OSU-The James while progressing its implantable physiological monitor toward FDA submission. Lucid continues to maintain a strong commercial foundation as it approaches transformative Medicare coverage for EsoGuard. We have also relaunched PAVmed’s medical device portfolio under experienced leadership and completed the licensing of our endoscopic esophageal imaging technology from Duke University, adding another potential growth engine to our pipeline.”

Highlights from the fourth quarter and recent weeks:

●

PAVmed strengthened its balance sheet through the completion of a $30 million Series D preferred stock offering and a $15 million senior secured note financing. A portion of the proceeds from these activities was used to eliminate all previously outstanding convertible securities, removing a significant legacy capital structure overhang and extending the Company’s cash runway. In addition, the Company issued $30 million in Series D warrants, which are callable upon the publication of a draft CMS coverage policy for Lucid’s EsoGuard Esophageal DNA Test.

●

PAVmed relaunched its medical device portfolio and appointed industry veteran Joseph Virgilio as Chief Business Officer of Medical Devices to oversee development and commercialization of its current and future device portfolio, including the PortIO implantable intraosseous vascular access device and endoscopic esophageal imaging technology licensed from Duke University.

●	Veris advanced its strategic engagement with The Ohio State University’s James Cancer Hospital, with the commercial phase well underway and full integration with the hospital’s electronic health record (EHR) system now complete.
●	Veris is engaged with its development and manufacturing partner for its implantable physiological monitor, supporting a planned late 2026 FDA 510(k) submission.
●	Lucid Diagnostics announced fourth quarter and full year 2025 financial results and key business developments, including:

○	Recognized $1.5 million in EsoGuard® Esophageal DNA Test revenue for 4Q25 and processed 3,664 EsoGuard tests.
○	Awarded U.S. Department of Veterans Affairs (VA) contract for EsoGuard, expanding access across the nation’s largest integrated healthcare system serving approximately nine million veterans.
○	Announced positive data from the largest reported real-world experience of esophageal precancer detection, evaluating Lucid’s EsoGuard and EsoCheck® Esophageal Cell Collection Device in nearly 12,000 at-risk patients.

Financial Results:

●

For the three months ended December 31, 2025, Operating expenses were approximately $6.9 million which include stock-based compensation expenses of $0.3 million. GAAP net loss attributable to common stockholders was approximately $1.8 million, or $(2.05) per common share on a diluted basis.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $0.9 million or $(1.05) per common share.

●	PAVmed had cash and cash equivalents of $1.5 million as of December 31, 2025, compared to $1.2 million as of December 31, 2024.
●	The audited financial results for the year ended December 31, 2025 were filed with the SEC on Form 10-K on March 27, 2026, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●

To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●

Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months and year ended December 31, 2025 and 2024 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
(in thousands except per-share amounts)
Revenue	$52	$10	$71	$2,995
Operating expenses	6,853	5 198	21,877	47,482
Other (Income) Expense	(4,046)	(6 330)	(19,337)	(72,914)
Net (Income) Loss	2,755	(1,142)	2,469	(28,427)
Net income (loss) per common share, diluted	$(2.05)	$3.60	$(5.63)	$14.90
Net income (loss) attributable to common stockholders	(1,832)	1,346	(3,774)	31,966
Preferred Stock dividends and deemed dividends	569	85	4,175	7,825
Net income (loss) as reported	(1,263)	1,431	401	39,791
Adjustments:
Depreciation and amortization expense[1]	18	69	105	1,198
Interest expense, net[2]	—	4	(8)	(209)
NCI ownership share of Interest and Depreciation adjustments	(715)	—	(715)	(229)
EBITDA	(1,960)	1,504	(217)	40,551

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	232	733	1,707	6,449
Operating expenses issued in stock[1]	350	150	505	598
Gain on deconsolidation of subsidiary	—	—	—	(72,287)
Change in FV equity method investments	(2,504)	(125)	(8,483)	(532)
Change in FV convertible debt[2]	2,940	(2,950)	3,249	(462)
Loss on debt extinguishment[2]	—	—	58	2,535
Debt modification expense	—	—	—	2,000
NCI ownership share of non-GAAP adjustments	—	—	—	(1,262)
Non-GAAP adjusted (loss)	$(942)	$(688)	$(3,141)	$(22,410)
Non-GAAP shares outstanding, basic and diluted	893	361	670	322
Non-GAAP adjusted (loss) income per share, basic and diluted	$(1.05)	$(1.91)	$(4.69)	$(69.51)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense is included in operating expenses and is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024

Cost of revenue	$86	$48	$218	$4,840
Stock-based compensation expense[3]	—	—	—	(112)
Net cost of revenue	86	48	218	4,728

Amortization of acquired intangible assets	—	—	—	559

Sales and marketing	249	155	917	11,627
Stock-based compensation expense[3]	(2)	(18)	(61)	(1,100)
Net sales and marketing	247	137	856	10,527

General and administrative	4,691	4,188	16,250	24,524
Depreciation expense	(18)	(69)	(105)	(639)
Operating expenses issued in stock	(350)	(150)	(505)	(598)
Stock-based compensation expense[3]	(207)	(653)	(1,483)	(4,370)
Net general and administrative	4,116	3,316	14,157	18,917

Research and development	1,827	807	4,492	5,932
Stock-based compensation expense[3]	(23)	(62)	(163)	(867)
Net research and development	1,804	745	4,329	5,065

Total operating expenses	6,853	5,198	21,877	47,482
Depreciation and amortization expense	(18)	(69)	(105)	(1,198)
Operating expenses issued in stock	(350)	(150)	(505)	(598)
Stock-based compensation expense[3]	(232)	(733)	(1,707)	(6,449)
Net operating expenses	$6,253	$4,246	$19,560	$39,237

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com